Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-108361, 333-117550, 333-117075, 333-138489, 333-132335, 333-139118 and 333-142773) and in the Registration Statements on Form S-8 (Nos. 333-33819, 333-76537, 333-85691, 333-108681 and 333-117069) of Developers Diversified Realty Corporation of our report dated February 21, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
October 25, 2007